Refer to:   Ronald Jasper
            Director, Investor Relations
            (201) 847-7160


                          BECTON DICKINSON ANNOUNCES
                        RECORD REVENUES FOR FISCAL YEAR

     Franklin Lakes, NJ (November 4, 1999) - Becton, Dickinson and Company (NYSE:BDX) announced today results for its fiscal fourth quarter and full year, which ended September 30, 1999.

                               Full Year Results

     Revenues for the year were a record $3.418 billion (three billion, four hundred eighteen million dollars), a ten percent increase from last year's $3.117 billion (three billion, one hundred seventeen million dollars). Recent acquisitions contributed to revenue growth. Diluted earnings per share for the year, excluding previously announced restructuring and other charges and in-process research and development charges associated with acquisitions, were $1.49. Reported earnings per share were $1.04 for fiscal 1999, compared with $.90 in fiscal 1998, which also included certain charges.

                                                            Continued ....

     By geographic area, revenues in the United States were $1.748 billion (one billion, seven hundred forty-eight million dollars), compared with $1.690 billion (one billion, six hundred ninety million dollars), an increase of three percent. Revenues outside the United States were $1.671 billion (one billion, six hundred seventy-one million dollars), compared with $1.427 billion (one billion, four hundred twenty-seven million dollars) last year, a seventeen percent increase, partly due to recent acquisitions. Foreign currency translation increased non-U.S. revenues by less than one percent.

     Beginning September 30, 1999, the company reports in three operating segments: medical systems, biosciences, and preanalytical solutions. Medical systems revenues for the year were $1.924 billion (one billion, nine hundred twenty-four million dollars), revenues from biosciences were $986 million, and revenues from preanalytical solutions were $509 million.

                            Fourth Quarter Results

     Revenues for the fourth quarter were $902 million, an increase of seven percent. Diluted earnings per share were $.42, excluding the impact of the in-process research and development charges associated with the recent acquisition of Clontech Laboratories, Inc. Reported earnings per share were $.29.

     By business segment, medical systems revenues for the quarter were $521 million, biosciences revenues were $255 million, and preanalytical solutions revenues were $126 million.

     On a geographic basis, fourth quarter revenues in the United States were $481 million compared with $458 million for the last year ago, while revenues outside the United States were $422 million compared with $385 million in the prior fiscal year's fourth quarter.

                     - Selected Financial Reviews follow -

BECTON DICKINSON AND COMPANY
SELECTED FINANCIAL SCHEDULES
Amounts in thousands, except per-share data

                              Three Months Ended September 30,
INCOME STATEMENTS                1999        1998     % Change
---------------------------------------------------------------
REVENUES                      $ 902,480    $843,239        7.0

Cost of products sold           435,373     403,142        8.0
Selling and administrative      243,885     241,989        0.8
Research and development         86,761      48,615       78.5
---------------------------------------------------
TOTAL OPERATING COSTS
     AND EXPENSES               766,019     693,746       10.4
---------------------------------------------------

OPERATING INCOME                136,461     149,493       (8.7)

Interest expense, net           (18,546)    (17,146)       8.2
Other expense, net               (1,759)     (1,114)      57.9
---------------------------------------------------

INCOME BEFORE
     INCOME TAXES               116,156     131,233      (11.5)

Income tax provision             39,833      41,336       (3.6)
---------------------------------------------------

NET INCOME                    $  76,323    $ 89,897      (15.1)
---------------------------------------------------

EARNINGS PER SHARE

     Basic                    $   $0.30    $   0.36      (16.7)
     Diluted                  $   $0.29    $   0.34      (14.7)
---------------------------------------------------

AVERAGE SHARES OUTSTANDING

     Basic                      250,732     247,614
     Diluted                    262,291     265,106
---------------------------------------------------


                           Three Months Ended September 30,
SUMMARY OF REVENUES          1999       1998     % Change
-----------------------------------------------------------

BY OPERATING SEGMENT

Medical Systems            $ 521,474   $484,351       7.7
Biosciences                  254,955    239,165       6.6
Preanalytical Solutions      126,051    119,723       5.3
-----------------------------------------------

TOTAL REVENUES             $ 902,480   $843,239       7.0
-----------------------------------------------

BY GEOGRAPHIC AREA

United States              $ 480,818   $458,117       5.0
International                421,662    385,122       9.5
-----------------------------------------------

TOTAL REVENUES             $ 902,480   $843,239       7.0
-----------------------------------------------

BECTON DICKINSON AND COMPANY
SELECTED FINANCIAL SCHEDULES
Amounts in thousands, except per-share data

                                        Twelve Months Ended September 30,
INCOME STATEMENTS                           1999          1998      % Change
-----------------------------------------------------------------------------

REVENUES                                 $3,418,412    $3,116,873        9.7

Cost of products sold                     1,711,666     1,541,032       11.1
Selling and administrative                  931,929       861,564        8.2
Research and development                    254,016       217,900       16.6
Special charges                              75,553        90,945         NM
-----------------------------------------------------------------
TOTAL OPERATING COSTS
 AND EXPENSES                             2,973,164     2,711,441        9.7
-----------------------------------------------------------------

OPERATING INCOME                            445,248       405,432        9.8

Interest expense, net                       (72,052)      (56,340)      27.9
Other expense, net                             (541)       (8,226)     (93.4)
-----------------------------------------------------------------

INCOME BEFORE
  INCOME TAXES                              372,655       340,866        9.3

Income tax provision                         96,936       104,298       (7.1)
-----------------------------------------------------------------

NET INCOME                               $  275,719    $  236,568       16.5
-----------------------------------------------------------------

EARNINGS PER SHARE

 Basic                                   $     1.09    $     0.95       14.7
 Diluted                                 $     1.04    $     0.90       15.6
-----------------------------------------------------------------

AVERAGE SHARES OUTSTANDING

 Basic                                      249,595       245,700
 Diluted                                    264,580       262,128
-----------------------------------------------------------------

NM - Not Meaningful


                                         Twelve Months Ended September 30,
SUMMARY OF REVENUES                            1999          1998   % Change
----------------------------------------------------------------------------

BY OPERATING SEGMENT

Medical Systems                          $1,923,865    $1,714,952       12.2
Biosciences                                 985,821       924,157        6.7
Preanalytical Solutions                     508,726       477,764        6.5
-----------------------------------------------------------------

TOTAL REVENUES                           $3,418,412    $3,116,873        9.7
-----------------------------------------------------------------

BY GEOGRAPHIC AREA

United States                            $1,747,785    $1,690,282        3.4
International                             1,670,627     1,426,591       17.1
-----------------------------------------------------------------

TOTAL REVENUES                           $3,418,412    $3,116,873        9.7
-----------------------------------------------------------------

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